                                                                     EXHIBIT 4.1

                         FIRST SUPPLEMENTAL INDENTURE
                         DATED AS OF OCTOBER 28, 1998

                                    AMONG

                              WORLD ACCESS, INC.
                       (FORMERLY KNOWN AS "WAXS INC."),

                         WA TELCOM PRODUCTS CO., INC.
                   (FORMERLY KNOWN AS "WORLD ACCESS, INC.")

                                     AND

                          FIRST UNION NATIONAL BANK,

                                  AS TRUSTEE

                                      TO

                                  INDENTURE
                         DATED AS OF OCTOBER 1, 1997

                                   BETWEEN

                              WORLD ACCESS, INC.

                                     AND

                          FIRST UNION NATIONAL BANK,

                                  AS TRUSTEE


                      ----------------------------------

                     4.5% CONVERTIBLE SUBORDINATED NOTES
                                   DUE 2002

                      ----------------------------------

                         FIRST SUPPLEMENTAL INDENTURE


      FIRST SUPPLEMENTAL INDENTURE, dated as of October 28, 1998 (this "Supplemental Indenture"), among WORLD ACCESS, INC. (formerly "WAXS INC."), a Delaware corporation (the "Guarantor"), WA TELCOM PRODUCTS CO., INC. (formerly "World Access, Inc."), a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (the "Trustee"), to that certain Indenture, dated as of October 1, 1997 (the "Indenture"), between the Company and Trustee.

      WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance by the Company of up to $100,000,000 in aggregate principal amount of 4.5% Convertible Subordinated Notes Due 2002 (the "Notes");

      WHEREAS, contemporaneously with the delivery hereof WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Guarantor ("WAXS Merger Sub"), has been merged with and into the Company (the "WAXS Merger") pursuant to the provisions of that certain Agreement and Plan of Merger and Reorganization dated as of February 24, 1998, as amended (as so amended, the "Merger Agreement"), among the Guarantor, WAXS Merger Sub, the Company, NACT Telecommunications, Inc. ("NACT"), and NACT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Guarantor ("NACT Merger Sub");

      WHEREAS, Section 15.6 of the Indenture requires that upon the occurrence of certain events (including the WAXS Merger) the Company must execute and deliver to the Trustee a supplemental indenture which provides, among other things, that upon any such merger the holder of each Note (each a "Holder" and collectively the "Holders") then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in the Indenture, to convert such Note into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of common stock into which such Note might have been converted immediately prior to such merger;

      WHEREAS, Section 16.5 of the Indenture requires that upon the occurrence of certain events (including the WAXS Merger) the Company must execute and deliver to the Trustee a supplemental indenture which provides, among other things, that the provisions of the Indenture relating to the rights of Holders to cause the Company to repurchase the Notes following a "Change in Control" (as that term is defined in the Indenture) must be amended so as to apply to the common stock and the issuer thereof if different from the Company and the Common Stock of the Company; and




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

      WHEREAS, the Guarantor desires to unconditionally and irrevocably guarantee, on a subordinated basis, the full and punctual payment of principal and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, and the full and punctual performance within the applicable grace period of all other obligations of the Company under the Indenture and the Notes.

      NOW, THEREFORE, this Supplemental Indenture witnesseth:

      In order to comply with the requirements of the Indenture, the Company and Guarantor covenant and agree with the Trustee for the equal and proportionate benefit, security and protection of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

                                  CONVERSION

      SECTION 1.01. The holder of each $1,000 in aggregate principal amount of the Notes outstanding on the date hereof shall hereafter have the right to convert such $1,000 in aggregate principal amount of the Notes only into shares of common stock, par value $.01 per share, of the Guarantor ("World Access Common Stock"), and cash in lieu of fractional shares of World Access Common Stock, which is the kind and amount of stock, securities and other property receivable upon the WAXS Merger by a holder of the number of shares of the Company's common stock, par value $.01 per share (the "Company Common Stock"), into which such $1,000 in aggregate principal amount of the Notes might have been converted immediately prior to the WAXS Merger, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Article XV of the Indenture. As the World Access Common Stock is being exchanged for the Company Common Stock on a one-for-one basis, each Note will become convertible only into World Access Common Stock at the same conversion price as the Company Common Stock (i.e., a conversion price of approximately $37.03125 per share).


      SECTION 1.02. Notes authenticated and delivered on and after the date hereof shall bear the following notation which may be stamped or typewritten thereon:

            "On October 28, 1998, pursuant to a definitive merger agreement, WA Telcom Products Co., Inc. (formerly "World Access, Inc.") (the "Company") became a wholly-owned subsidiary of World Access, Inc. (formerly "WAXS INC.") (the "Guarantor") which issued




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

      one share of its common stock, par value $.01 per share ("World Access Common Stock"), in exchange for each outstanding share of the Company's common stock, par value $.01 per share ("Company Common Stock"), said merger hereinafter referred to as the "WAXS Merger".

      On and after October 28, 1998, each holder of $1,000 in aggregate principal amount of Notes outstanding shall have the right to convert such $1,000 in aggregate principal amount of the Notes only into shares of World Access Common Stock, and cash in lieu of fractional shares of World Access Common Stock, which is the kind and amount of stock, securities and other property receivable upon the WAXS Merger by a holder of the number of shares of Company Common Stock into which such $1,000 in aggregate principal amount of the Notes might have been converted immediately prior to the WAXS Merger, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in
      Article XV of the Indenture."

      If the Company shall so determine, new Notes so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Notes then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Note or to exchange any Note for a new Note modified as herein provided shall not affect any of the rights of the holder of such Note.

                                  ARTICLE TWO

                                 THE GUARANTEE

      SECTION 2.01.  Definitions.

      (a) The Indenture is hereby supplemented to add the following definitions:

            "Guarantor" means World Access, Inc. (formerly "WAXS
      INC."), or any successor entity thereto, and thereafter
      "Guarantor" shall mean such successor corporation.

            "Guarantor Designated Senior Indebtedness" means the Guarantor's Indebtedness outstanding from time to time under its revolving credit facility and any particular Guarantor Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Guarantee is a party) expressly provides that such Guarantor Senior Indebtedness shall be "Designated Senior Indebtedness" for




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      purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Guarantor Senior Indebtedness to exercise the rights of Guarantor Designated Senior Indebtedness).

            "Guarantor Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Guarantor, whether outstanding on the date of this Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Guarantor (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" with or "junior" to the Notes. Notwithstanding the foregoing, the term Guarantor Senior Indebtedness shall not include any Indebtedness of the Guarantor to any Subsidiary of the Guarantor.

            "Guarantor Senior Indebtedness Representative" means any Person whom the Guarantor has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of Guarantor Senior Indebtedness.

      (b) The Indenture is hereby supplemented by substituting the following definitions for the definitions currently in the Indenture:

            "Common Stock" means the common stock, par value $.01 per share, of the Guarantor.

            "Company" means WA Telcom Products Co., Inc. (formerly "World Access, Inc.") until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor corporation.

      SECTION 2.02. The Guarantee. (a) The Guarantor irrevocably and unconditionally guarantees, on a subordinated basis as set forth herein (the "Guarantee"), to each holder of Notes and to




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the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the indenture (including obligations to the Trustee) and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes.

            (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

            (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

            (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees) incurred by the Trustee or any holder of Notes in enforcing any of their respective rights under the Guarantee.


                                 ARTICLE THREE

                          SUBORDINATION OF GUARANTEE


      SECTION 3.01. The Guarantee shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of this Supplemental Indenture or thereafter created, incurred, assumed or guaranteed.

      SECTION 3.02. No payment shall be made with respect to the Guarantee, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 3.05, if:

            (a) a default in the payment of principal, premium, interest, rent or other obligations due on any Guarantor Senior Indebtedness occurs and is continuing (or, in the case of Guarantor Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Guarantor Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist, or




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            (b) a default, other than a payment default, on any Guarantor
      Designated Senior Indebtedness occurs and is continuing that then permits holders of such Guarantor Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a written notice of the default (a "Payment Blockage Notice") from a Representative or the Guarantor.

      If the Trustee receives any Payment Blockage Notice pursuant to clause
(b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      The Guarantor, after providing written notice to the Trustee, shall resume payments on and distributions in respect of the Guarantee upon the earlier of:

            (x) the date upon which the default is cured or waived or ceases to exist, or

            (y) in the case of a default referred to in clause (b) above, 179 days pass after notice is received if the maturity of such Guarantor Designated Senior Indebtedness has not been accelerated;

unless this Article Three otherwise prohibits the payment or distribution at the time of such payment or distribution.

      Upon any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, before any payment is made in respect of the Guarantee and upon any such dissolution or winding up or liquidation or reorganization of the Guarantor or bankruptcy, insolvency, receivership or other proceeding, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article Three, shall (except as aforesaid) be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent




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or other Person making such payment or distribution, or by the Holders or by the Trustee under the Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Guarantor Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness, before any payment or distribution or provision therefor is made to the Holders or to the Trustee.

     For purposes of this Article Three, the words "cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Three with respect to the Guarantee to the payment of all Guarantor Senior Indebtedness which may at the time be outstanding provided that (i) the Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Guarantor Senior Indebtedness (other than leases which are not assumed by the Guarantor or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII of the Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 3.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII of the Indenture.

      In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders before all Guarantor Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Guarantor Senior




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Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.


      SECTION 3.03. Subject to the prior payment in full of all Guarantor Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of assets of the Guarantor applicable to the Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full, and, for purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Guarantor Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article Three, and no payment pursuant to the provisions of this Article Three to the holders of Guarantor Senior Indebtedness by the Holders shall, as among the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by the Guarantor to or on account of Guarantor Senior Indebtedness, it being understood that the provisions of this Article Three are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

      SECTION 3.04. Nothing contained in this Article Three or elsewhere in this Supplemental Indenture, the Indenture or in any Note is intended to or shall impair, as among the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders, the obligation of the Guarantor under the Guarantee, to pay to the Holders the principal of and interest on the Notes, as the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Guarantor other than the holders of Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article VIII of the Indenture, and the rights, if any, under this




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Article Three of the holders of Guarantor Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Guarantor received upon the exercise of any such remedy.


      SECTION 3.05. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article Three or any other provision of this Supplemental Indenture or the Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until a Trust Officer shall have received written notice thereof from the Guarantor or from the holder or holders of Guarantor Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.1 and 8.2 of the Indenture, shall be entitled to assume conclusively that such facts do not exist.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Guarantor Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a Representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Three, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article Three, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 3.06. Money or U.S. Government Obligations deposited with the Trustee or any Paying Agent (whether or not in trust) for payments made with respect to the Guarantee shall be subject to the provisions of Sections 3.01, 3.02, 3.03, and 3.04 of this Supplemental Indenture; except that, if two (2) Business Days prior to the date on which by the terms of the Indenture any such monies or U.S. Government Obligations may become payable for any purpose (including, without limitation, payments made with respect to the Guarantee) the Trustee shall not have received with respect to such monies or U.S. Government Obligations the notice provided for in Section 3.05, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they




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were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 3.06 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Guarantor Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article Three.

      SECTION 3.07. No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Guarantor Senior Indebtedness may extend, renew, modify or amend the terms of such Guarantor Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Guarantor, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any future supplemental indenture which affects the superior position of the holders of the Guarantor Senior Indebtedness shall be effective against the holders of the Guarantor Senior Indebtedness unless the holders of such Guarantor Senior Indebtedness (required pursuant to the terms of such Guarantor Senior Indebtedness to give such consent) have consented thereto.

      SECTION 3.08. Each Holder of a Note by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Three and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

      SECTION 3.09. The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article Three in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Supplemental Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

      SECTION 3.10. The failure to make a payment on account of the principal of or interest on the Notes under the Guarantee by reason of any provision in this Article Three shall not be construed as preventing the occurrence of an Event of Default under Section 7.1 of the Indenture.

      SECTION 3.11. Notwithstanding any other provision in this Article Three, the Trustee shall not be deemed to owe any




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

fiduciary duty to the holders of Guarantor Senior Indebtedness by virtue of the provisions of this Article Three.

      SECTION 3.12. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Trustee" as used in this Article Three shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Three in addition to or in place of the Trustee.

                                 ARTICLE FOUR

                           MISCELLANEOUS AMENDMENTS

      SECTION 4.01. Section 5.2 of the Indenture shall be amended to delete all references to the word "Company" and substitute therefor the word "Guarantor".

      SECTION 4.02. The first sentence of the third paragraph of Section 15.2 of the Indenture is hereby amended to read ". . . so converted), the Company shall cause the Guarantor to issue . . ."

      SECTION 4.03. The first sentence of the fourth paragraph of Section 15.2 of the Indenture is hereby amended to read ". . . when the stock transfer books of the Guarantor shall be closed . . .".

      SECTION 4.04. Sections 15.4 through 15.10 (excluding subsection 15.4(i)) of the Indenture shall be amended to delete all references to the word "Company" and substitute therefor the word "Guarantor".

      SECTION 4.05. Section 16.4 of the Indenture shall be amended to delete all reference to the word "Company" and substitute therefore the word "Guarantor".

                                 ARTICLE FIVE

                                 MISCELLANEOUS

      SECTION 5.01. Unless otherwise defined herein, or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

      SECTION 5.02. The Trustee accepts the trusts in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due




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

execution hereof by the Company and the Guarantor or for, or in respect of the recitals and statements contained herein, all of which recitals and statements are made by the Company or the Guarantor and not the Trustee.

      SECTION 5.03. Except as hereby expressly modified, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

      SECTION 5.04. The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      SECTION 5.05. This Supplemental Indenture shall be effective as of the date and time of the effectiveness of the WAXS Merger.

      SECTION 5.06. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

      SECTION 5.07. This Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be construed in accordance with the laws of the State of Georgia.




      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                           WORLD ACCESS, INC.
                           (formerly known as "WAXS INC.")


                           By:     /s/ Mark A. Gergel
                              --------------------------------------------
                           Name:    Mark A. Gergel
                           Title:   Executive Vice President


                           WA TELCOM PRODUCTS CO., INC.
                           (formerly known as "World Access, Inc.")


                           By:      /s/ Hensley E. West
                              --------------------------------------------
                           Name:    Hensley E. West
                           Title:   President


                           FIRST UNION NATIONAL BANK,
                           as Trustee



                           By:       /s/ April Lipscomb
                              --------------------------------------------
                           Name:     April Lipscomb
                           Title:    Corporate Trust Officer




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